Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BankEngine Technologies, Inc. (the "Company") on Form 10-KSB for the period ending August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ness Lakdawala, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ' 1350, as adopted pursuant to ' 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 16, 2003

By: /s/ Joseph J. Alves

Name: Joseph J. Alves

Title: Chairman, CEO, Acting CFO and President